SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 19, 2006, SIGA Technologies, Inc., a Delaware corporation (“SIGA”) issued the second of three 8% Notes (the “Note”) in favor of PharmAthene, Inc. (“Pharmathene”) as required pursuant to that certain Bridge Note Purchase Agreement (the “Purchase Agreement”), dated March 20, 2006, between SIGA and Pharmathene (a copy of the Purchase Agreement is publicly available as an exhibit to SIGA’s Form 8-K filed on March 22, 2006).

The Note is for a principal amount of $1,000,000 and will be payable on the earliest of (x) April 19, 2008 (the “Maturity Date”), (y) the closing of a Qualified Financing (as defined in the Purchase Agreement) or (z) a Sale Event (as defined in the Purchase Agreement). In the case of a default under the Note, payment of the Note will be accelerated such that the entire unpaid principal amount of the Note, and all accrued and unpaid interest thereon, shall become immediately due and payable in full.

A copy of the Note is attached hereto as Exhibit 10.1, which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

See Item 1.01 above, which is incorporated into this Item 2.03 by reference, for a description of the Note.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	8% Note, dated April 19, 2006, by SIGA Technologies, Inc., in favor of PharmAthene, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SIGA TECHNOLOGIES, INC.

            By: /s/ Thomas N. Konatich
            Name: Thomas N. Konatich
            Title:    Chief Financial Officer

Date: April 20, 2006